Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2023 RESULTS

Lake Forest, IL, July 24, 2023 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2023 net income of $203 million, or $2.24 per share, and net income of $209 million, or $2.31 per share, excluding special items. Second quarter net sales were $2.0 billion in 2023 and $2.2 billion in 2022.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30,
	2023	2022	Change
Reported Diluted EPS	$2.24	$3.20	$(0.96)
Special Items Expense (1)	0.07	0.02	0.05
Diluted EPS excluding Special Items (2)	$2.31	$3.23	$(0.92)

(1) For descriptions and amounts of our special items, see the schedules with this release.
(2) Amounts may not foot due to rounding.

Reported earnings in the second quarter of 2023 include special items for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities and closure costs related to corrugated products facilities and design centers.

Excluding special items, the ($.92) per share decrease in second quarter 2023 earnings compared to the second quarter of 2022 was driven primarily by lower volumes in the Packaging ($.90) and Paper ($.07) segments, lower price and mix in the Packaging segment ($.47), higher depreciation expense ($.09), and higher other converting costs ($.03). These items were partially offset by lower operating costs $.34, higher prices and mix in the Paper segment $.12, a lower share count resulting from share repurchases in the second half of 2022 $.13, lower scheduled maintenance outage expenses $.03, and a lower tax rate $.02.

Results were $.35 above second quarter guidance of $1.96 per share primarily due to lower operating costs resulting from efficiency and usage initiatives and lower freight and logistics expenses.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30,
	2023	2022
Segment income (loss)
Packaging	$285.8	$419.8
Paper	29.1	22.7
Corporate and Other	(30.5)	(26.7)
	$284.4	$415.8

Segment income (loss) excluding special items
Packaging	$289.7	$419.3
Paper	33.5	26.2
Corporate and Other	(30.5)	(26.7)
	$292.7	$418.8

EBITDA excluding special items
Packaging	$405.3	$525.3
Paper	38.8	31.5
Corporate and Other	(26.6)	(24.2)
	$417.5	$532.6

In the Packaging segment, total corrugated products shipments and shipments per day were down (9.8%) compared to last year’s second quarter. Shipments per day were up 2.7% versus the first quarter of 2023. Containerboard production was 1,112,000 tons, and containerboard inventory was down (11,000) tons versus the first quarter of 2023 and down (49,000) tons compared to the second quarter of 2022. In the Paper segment, sales volume was down (5,000) tons compared to the first quarter of 2023 and down (19,000) tons versus the second quarter of 2022.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Actual results versus our guidance for the quarter reflect the outstanding efforts by employees across the Company to manage our operations in an efficient and cost-effective manner as we continued to operate both our Packaging and Paper segments against a challenging demand environment. Results also reflect energy and virgin fiber prices being lower than anticipated, and our logistics and distribution personnel did a great job minimizing the effect of higher freight rates in certain regions as well as optimizing freight routes and transportation modes. During the second quarter, we temporarily idled our Wallula, WA mill as we continued to operate the Packaging segment based on our outlook for demand.”

"Looking ahead as we move from the second and into the third quarter,” Mr. Kowlzan added, “in our Packaging segment, although there is one less shipping day for the corrugated business, we expect shipments per day to improve versus the second quarter. However, prices will be lower as a result of the previously published domestic containerboard price decreases along with slightly lower export prices. We expect seasonally stronger volume in our Paper segment from back-to-school shipments, although prices are expected to trend lower based on the recent declines in index prices. Operating and converting costs should trend slightly higher primarily due to higher recycled fiber prices and seasonal energy cost. Scheduled outage expenses will be higher by approximately ($.06) per share driven by the scheduled maintenance planned at our International Falls, MN mill. Finally, we estimate our depreciation expense and tax rate to be slightly higher as well. Considering these items, we expect third quarter earnings of $1.88 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the third quarter of 2023 to include accounting charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the third quarter; however, additional special items may arise due to third quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 86 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2023 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Tuesday, July 25, 2023 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10173951/f561e5615b
OR
CALL-IN NUMBER:	(866) 777-2509 (U.S.); (866) 605-3852 (Canada) or (412) 317-5413 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	July 25, 2023 through August 8, 2023

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 8004934

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2023		2022		2023		2022
Net sales	$1,952.1		$2,237.3		$3,928.4		$4,373.7
Cost of sales	(1,507.4)	(1)	(1,648.5)	(2)	(3,052.3)	(1)	(3,251.7)	(2)
Gross profit	444.7		588.8		876.1		1,122.0
Selling, general, and administrative expenses	(145.6)	(1)	(156.7)		(293.9)	(1)	(317.7)
Other expense, net	(14.7)	(1)	(16.3)	(2)	(27.2)	(1)	(31.9)	(2)
Income from operations	284.4		415.8		555.0		772.4
Non-operating pension (expense) income	(2.0)		3.6		(4.0)		7.3
Interest expense, net	(14.6)		(18.8)		(29.9)		(38.7)
Income before taxes	267.8		400.6		521.1		741.0
Provision for income taxes	(65.1)		(99.1)		(128.3)		(185.3)
Net income	$202.7		$301.5		$392.8		$555.7

Earnings per share:
Basic	$2.25		$3.22		$4.37		$5.93
Diluted	$2.24		$3.20		$4.35		$5.91

Computation of diluted earnings per share under the two class method:
Net income	$202.7	$301.5	$392.8	$555.7
Less: Distributed and undistributed income available to participating securities	(1.9)	(2.6)	(3.5)	(4.6)
Net income attributable to PCA shareholders	$200.8	$298.9	$389.3	$551.1
Diluted weighted average shares outstanding	89.5	93.4	89.5	93.3
Diluted earnings per share	$2.24	$3.20	$4.35	$5.91

Supplemental financial information:
Capital spending	$126.4	$189.1	$238.8	$402.3
Cash, cash equivalents, and marketable debt securities	$629.6	$810.8	$629.6	$810.8

(1)
The three and six months ended June 30, 2023 include the following:

a.
$4.4 million and $5.7 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$3.9 million and $13.6 million, respectively, of charges consisting of closure costs related to corrugated products facilities and design centers. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

(2)
The three and six months ended June 30, 2022 include the following:

a.
$3.9 million and $5.4 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.9 million and $0.3 million, respectively, of income primarily consisting of insurance proceeds received for a natural disaster at one of the corrugated products facilities and a favorable lease buyout for a closed corrugated products facility, partially offset by closure costs related to corrugated products facilities and acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, which were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Segment sales
Packaging	$1,790.3	$2,066.9	$3,598.9	$4,031.3
Paper	142.8	149.8	293.7	303.3
Corporate and Other	19.0	20.6	35.8	39.1
	$1,952.1	$2,237.3	$3,928.4	$4,373.7

Segment income (loss)
Packaging	$285.8	$419.8	$553.7	$782.1
Paper	29.1	22.7	63.2	45.1
Corporate and Other	(30.5)	(26.7)	(61.9)	(54.8)
Income from operations	284.4	415.8	555.0	772.4
Non-operating pension (expense) income	(2.0)	3.6	(4.0)	7.3
Interest expense, net	(14.6)	(18.8)	(29.9)	(38.7)
Income before taxes	$267.8	$400.6	$521.1	$741.0

Segment income (loss) excluding special items (1)
Packaging	$289.7	$419.3	$567.0	$782.3
Paper	33.5	26.2	69.2	50.0
Corporate and Other	(30.5)	(26.7)	(61.9)	(54.8)
	$292.7	$418.8	$574.3	$777.5

EBITDA excluding special items (1)
Packaging	$405.3	$525.3	$796.8	$989.2
Paper	38.8	31.5	79.9	60.4
Corporate and Other	(26.6)	(24.2)	(54.3)	(49.8)
	$417.5	$532.6	$822.4	$999.8

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension (expense) income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Packaging
Segment income	$285.8	$419.8	$553.7	$782.1
Facilities closure and other costs (income)	3.9	(0.9)	13.6	(0.3)
Jackson mill conversion-related activities	—	0.4	(0.3)	0.5
Segment income excluding special items (1)	$289.7	$419.3	$567.0	$782.3

Paper
Segment income	$29.1	$22.7	$63.2	$45.1
Jackson mill conversion-related activities	4.4	3.5	6.0	4.9
Segment income excluding special items (1)	$33.5	$26.2	$69.2	$50.0

Corporate and Other
Segment loss	$(30.5)	$(26.7)	$(61.9)	$(54.8)
Segment loss excluding special items (1)	$(30.5)	$(26.7)	$(61.9)	$(54.8)

Income from operations	$284.4	$415.8	$555.0	$772.4

Income from operations, excluding special items (1)	$292.7	$418.8	$574.3	$777.5

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2023				2022
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$267.8	$(65.1)	$202.7	$2.24	$400.6	$(99.1)	$301.5	$3.20
Special items (2):
Jackson mill conversion-related activities	4.4	(1.1)	3.3	0.04	3.9	(1.0)	2.9	0.03
Facilities closure and other costs (income)	3.9	(1.0)	2.9	0.03	(0.9)	0.2	(0.7)	(0.01)
Total special items	8.3	(2.1)	6.2	0.07	3.0	(0.8)	2.2	0.02
Excluding special items	$276.1	$(67.2)	$208.9	$2.31	$403.6	$(99.9)	$303.7	$ 3.23 (3)

	Six Months Ended
	June 30,
	2023				2022
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$521.1	$(128.3)	$392.8	$4.35	$741.0	$(185.3)	$555.7	$5.91
Special items (2):
Facilities closure and other costs (income)	13.6	(3.4)	10.2	0.11	(0.3)	0.1	(0.2)	—
Jackson mill conversion-related activities	5.7	(1.4)	4.3	0.05	5.4	(1.4)	4.0	0.04
Total special items	19.3	(4.8)	14.5	0.16	5.1	(1.3)	3.8	0.04
Excluding special items	$540.4	$(133.1)	$407.3	$4.51	$746.1	$(186.6)	$559.5	$5.95

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.
(3)
Amount may not foot due to rounding.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense (income), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$202.7	$301.5	$392.8	$555.7
Non-operating pension expense (income)	2.0	(3.6)	4.0	(7.3)
Interest expense, net	14.6	18.8	29.9	38.7
Provision for income taxes	65.1	99.1	128.3	185.3
Depreciation, amortization, and depletion	127.9	114.3	257.5	224.0
EBITDA (1)	$412.3	$530.1	$812.5	$996.4
Special items:
Facilities closure and other costs (income)	3.2	(0.9)	8.2	(0.3)
Jackson mill conversion-related activities	2.0	3.4	1.7	3.7
EBITDA excluding special items (1)	$417.5	$532.6	$822.4	$999.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Packaging
Segment income	$285.8	$419.8	$553.7	$782.1
Depreciation, amortization, and depletion	116.3	106.0	235.2	206.9
EBITDA (1)	402.1	525.8	788.9	989.0
Facilities closure and other costs (income)	3.2	(0.9)	8.2	(0.3)
Jackson mill conversion-related activities	—	0.4	(0.3)	0.5
EBITDA excluding special items (1)	$405.3	$525.3	$796.8	$989.2

Paper
Segment income	$29.1	$22.7	$63.2	$45.1
Depreciation, amortization, and depletion	7.7	5.8	14.7	12.1
EBITDA (1)	36.8	28.5	77.9	57.2
Jackson mill conversion-related activities	2.0	3.0	2.0	3.2
EBITDA excluding special items (1)	$38.8	$31.5	$79.9	$60.4

Corporate and Other
Segment loss	$(30.5)	$(26.7)	$(61.9)	$(54.8)
Depreciation, amortization, and depletion	3.9	2.5	7.6	5.0
EBITDA (1)	(26.6)	(24.2)	(54.3)	(49.8)
EBITDA excluding special items (1)	$(26.6)	$(24.2)	$(54.3)	$(49.8)

EBITDA excluding special items (1)	$417.5	$532.6	$822.4	$999.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.